UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 27, 2005

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA		95054-1191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 654-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Silicon Valley Bancshares is furnishing as Exhibit 99.1 a copy of its unaudited consolidated financial results for the quarter and year ended December 31, 2004.

Item 8.01. Other Events.

On January 27, 2005, the Board of Directors authorized the repurchase of an additional $75.0 million of common stock under the Company’s stock repurchase program, previously approved in May 2003 for $160.0 million of common stock. The additional $75.0 million of shares may be repurchased at any time, at the Company’s discretion, before June 30, 2006, in the open market, through block trades or otherwise, pursuant to applicable securities laws. Depending on market conditions, availability of funds, and other relevant factors, the repurchase of the additional shares may be commenced or suspended at any time prior to June 30, 2006, without any prior notice.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1         Silicon Valley Bancshares unaudited consolidated financial results for the quarter and year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILICON VALLEY BANCSHARES

Date: January 27, 2005	/s/ Donal D. Delaney
Donal D. Delaney
Controller

Exhibit Index

Exhibit No.	Description
99.1	Silicon Valley Bancshares unaudited consolidated financial results for the quarter and year ended December 31, 2004.